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                            Exhibit 11 Statements Re:
                        Computation of Per Share Earnings

                 Community Psychiatric Centers and Subsidiaries

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                                                                            Years Ended November 30,
                                                                ---------------------------------------------------
                                                                    1992               1993               1994
                                                                    ----               ----               ----

Primary:
Average shares outstanding during
  the period--treating as outstanding
  only the paid portion of shares
  portion of shares issued to employees
  for  exercise of stock options                                 44,668,000          42,951,000          43,465,000
  (a)  Stock options granted to
       employees and unpaid portion
       of shares issued to employees
       for exercise of stock options,
       based on the treasury-stock
       method using average market price                                 **                 ***                   *
                                                                -----------        ------------         -----------
       TOTAL                                                     44,668,000          42,951,000          43,465,000
                                                                -----------        ------------         -----------
                                                                -----------        ------------         -----------

Net earnings (loss)                                             $23,137,000        $(24,892,000)        $10,220,000
                                                                -----------        ------------         -----------
                                                                -----------        ------------         -----------

Earnings (loss) per share                                       $      0.52        $      (0.58)        $      0.24
                                                                -----------        ------------         -----------
                                                                -----------        ------------         -----------

Fully diluted:
Average shares outstanding during the
  year--treating as outstanding only
  the paid portion of shares issued to
  employees for exercise of stock options                        44,668,000          42,951,000          43,465,000
  (a)  Stock options granted to
       employees and unpaid portion of
       shares issued to employees for
       exercise of stock options,
       based on the treasury-stock
       method using the year-end
       market price, if higher than
       average market price                                              **                 ***                   *
                                                                -----------        ------------         -----------
         TOTAL                                                   44,668,000          42,951,000          43,465,000
                                                                -----------        ------------         -----------
                                                                -----------        ------------         -----------

Net earnings (loss)                                             $23,137,000        $(24,892,000)        $10,220,000
                                                                -----------        ------------         -----------
                                                                -----------        ------------         -----------

  Earnings (loss) per share                                     $      0.52        $      (0.58)        $      0.24
                                                                -----------        ------------         -----------
                                                                -----------        ------------         -----------


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  *  As the dilutive common stock equivalents are less than 3% of the weighted average outstanding shares, they have not been included in the 1994 computation of earnings per share as shown in the Consolidated Statement of Operations and Five Year Summary of Selected Financial Data.

 ** During the fiscal year ended November 30, 1992, there were no stock options outstanding at exercise prices above average or ending market price.

*** The impact of stock options is excluded from earnings (loss) per share as the impact of stock equivalents is anti-dilutive.

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